Exhibit 2

POWER OF ATTORNEY

The undersigned, Arthur M. Pappas, hereby makes, constitutes, and appoints Ford S. Worthy as the undersigned’s attorney-in-fact (the “Agent”), with the power individually to execute for and on behalf of the undersigned and to file with and/or deliver to the United States Securities and Exchange Commission and any other authority or party required or entitled to receive the same with respect to the beneficial ownership of shares of Anthera Pharmaceuticals, Inc. (1) any Forms 3, 4, and 5 (or any successor form), and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules promulgated thereunder; and (2) any Schedule 13D or Schedule 13G (or any successor schedule), and any amendments thereto, on behalf of the undersigned in accordance with Section 13 of the 1934 Act and the rules promulgated thereunder.

The undersigned hereby grants to the Agent the full power and authority to do and perform any and every act and thing whatsoever necessary, desirable, or appropriate to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Agent, or the Agent’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the Agent, in serving as the undersigned’s attorney-in-fact at the request of the undersigned, is not assuming or relieving any of the undersigned’s responsibilities to comply with Section 16 or Section 13 or any other provision of the 1934 Act or the rules promulgated thereunder.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the Agent.

The undersigned has signed and sealed this Power of Attorney this 9th day of March, 2010.

/s/ Arthur M. Pappas	(SEAL)
Arthur M. Pappas

STATE OF NORTH CAROLINA

COUNTY OF Durham

On this 9 day of March, 2010, personally appeared before me, the said Arthur M. Pappas, to me known and known to me to be the person described in and who executed the foregoing instrument, and he acknowledged that he executed the same, and being duly sworn by me, made oath that the statements in the foregoing instrument are true.

/s/ Carolyn B. Cooke
Notary Public

Carolyn B. Cooke
Notary’s Printed or Typed Name

My Commission Expires: 11-13-2010

(Official Seal)